EXHIBIT 5.1

Reid & Company

Barristers & Solicitors
                                                  Suite 1040, Guinness Tower
                                                  1055 West Hastings Street
                                                  Vancouver, British Columbia,
                                                  Canada    V6E 2E9

                                                  Telephone:  (604) 687-5267
                                                  Facsimile:  (604) 687-5872

                                                  David R. Reid Law Corporation

                                                  Reply attention of Don Collie
                                                  Direct Line:  (604) 687-2404
                                                  Our File No.:   951058


                                                                  March 27, 2000

MDSI Mobile Data Solutions Inc.
10271 Shellbridge Way
Richmond, British Columbia
Canada

V6X 2W8

Dear Sirs and Mesdames:

RE: MDSI Mobile Data Solutions Inc.: Registration Statement Relating to 1999 Stock Option Plan and Stock Purchase Plan

We are Canadian solicitors to MDSI Mobile Data Solutions Inc. (the "Corporation"). We have been requested by the Corporation to provide the opinion expressed herein in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement ("the Registration Statement") on Form S-8 under the United States Securities Act of 1993 ("the Act"). The purpose of the Registration Statement is to register a total of 2,200,000 Common shares (the "Shares") of the Corporation which are issuable pursuant to exercises of stock options ("Options") which have been granted or may be granted under the Corporation's 1999 Stock Option Plan, or which are issuable pursuant to the Corporation's Stock Purchase Plan (the "Purchase Plan").

The Shares consist of 2,100,000 Shares (the "Option Shares") which are issuable pursuant to future exercises of stock options, and 100,000 Shares (the "Purchase Plan Shares") which are issuable under the terms and conditions of the Purchase Plan.

We express no opinion as to laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and we have assumed that there is nothing in any other law which affects our opinions expressed herein.

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                                       2

For the purpose of the opinions expressed herein, we have examined the Articles and By-Laws of the Corporation and originals or copies authenticated or identified to our satisfaction of records of the Corporation, of certificates or records of public officials and governmental bodies and authorities, of certificates of officers or representatives of the Corporation and of other records, contracts and instruments and we have made such investigations and searches and considered such questions of law, all as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as authenticated copies and the authenticity of the originals of such authenticated copies.

In particular, we have examined a copy of, and rely upon, a certificate of an officer of the Corporation, a copy of which is attached hereto.

Based and relying on the foregoing, we are of the opinion that:

1. the Option Shares have been duly authorized by the Corporation and will, upon the due exercise of the Options relating to such Option Shares and receipt by the Corporation of the issue price for the number of Option Shares issuable pursuant to such exercises, be validly issued by the Corporation and outstanding as fully paid and non-assessable Shares; and

2. the Purchase Plan Shares have been duly authorized by the Corporation and will, upon receipt by the Corporation of the established subscription price for the number of Purchase Plan Shares issuable pursuant to elections by participants under the Purchase Plan to have such participants' contributions under the Purchase Plan converted to Purchase Plan Shares, be validly issued by the Corporation and outstanding as fully paid and non-assessable Shares.

Consent is hereby given to the use of our name in the Registration Statement, and to the filing, as an exhibit to the Registration Statement, of this opinion. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours truly,


/s/ Reid & Company